Exhibit 23.1

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated May 29, 2011, on the financial statements of On the Move Systems Corporation for the years ended February 28, 2011 and 2010.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor Florida

June 16, 2011